                                                                 EXHIBIT 99.3(b)


                           GTECH HOLDINGS CORPORATION
                          INTERLOTT TECHNOLOGIES, INC.

                               INSTRUCTION BOOKLET

        This Instruction Booklet provides answers to frequently asked questions, briefly describes your options and provides information and instructions on how to make your election. We urge you to read the instructions carefully and review the Frequently Asked Questions. YOU SHOULD READ THIS INSTRUCTION BOOKLET AND THE OTHER ENCLOSED INFORMATION TOGETHER WITH THE PROXY STATEMENT/PROSPECTUS DATED [ -- ], 2003 SENT TO YOU UNDER SEPARATE COVER. After reviewing these materials, complete the Election Form/Letter of Transmittal and send it in the enclosed return envelope along with your stock certificate(s) to GTECH Holdings Corporation's exchange agent, The Bank of New York. If you have additional questions after reading this material, you should contact Interlott's chief financial officer, Dennis Blazer, at (513) 701-7000.

        THE DEADLINE FOR RECEIPT OF YOUR ELECTION FORM/LETTER OF TRANSMITTAL IS 5:00 P.M., NEW YORK CITY TIME, ON [ -- ], 2003 (THE "ELECTION DEADLINE").

FREQUENTLY ASKED QUESTIONS

1.      WHY HAVE I BEEN SENT AN ELECTION FORM/LETTER OF TRANSMITTAL?

        GTECH Holdings Corporation and Interlott Technologies, Inc. have entered into an Amended and Restated Agreement and Plan of Merger dated as of March 17, 2003. Pursuant to this merger agreement, if the merger is approved by Interlott's stockholders, Interlott will merge with and into a subsidiary of GTECH, with the subsidiary continuing as the surviving corporation. The merger agreement is attached as Annex A to the proxy statement/prospectus referred to above.

        As a result of the merger, you, as an Interlott stockholder, have the right to elect the form of merger consideration you wish to receive for your shares of Interlott common stock. For each share of Interlott common stock you own, you have the right to elect to receive either:

        -       $9.00 in cash, or

        - a number of GTECH common shares having a value of $9.00, based on the average trading price of GTECH common shares during a period of 20 trading days immediately preceding the third business day before the special meeting of Interlott stockholders.

        You may also elect to receive a combination of cash and GTECH common stock at the same exchange rates for cash and stock described above, by electing to receive cash for some of your shares and GTECH common stock for the rest. However, your ability to receive all cash or all GTECH common stock may be limited because 48.5% of the total merger consideration will be paid in cash and 51.5% of the total merger consideration will be in the form of GTECH common stock. Consequently, if the elections result in an oversubscription of the pool of cash or GTECH common stock and you have elected to receive the oversubscribed form of consideration, then the form of consideration that you will receive will be determined in accordance with certain allocation procedures that are more fully described in the answers to Questions 9 and 10 below.

        The Election Deadline is five business days before the special meeting of Interlott stockholders called for the purposes of approving the merger. Because the exchange ratio (that is, the number of shares of GTECH common stock that you could elect to receive for each share of your Interlott common stock) is determined by reference to average closing prices for a period ending the third business day before the stockholders' meeting, you will not be able to determine exactly what the exchange ratio will be when you make your election. You will therefore bear the risk that the actual exchange ratio will be higher or lower than it would be if it were calculated on the date you make your election.

2.      WHAT IS THE PURPOSE OF THE ELECTION FORM/LETTER OF TRANSMITTAL?

        The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election as to the form of payment for your shares of Interlott common stock. Second, it provides you with instructions on how to surrender your stock certificates in order to receive your payment.

3.      WHAT DO I DO WITH THE ELECTION FORM/LETTER OF TRANSMITTAL?

        The Election Form/Letter of Transmittal is divided into seven sections, with corresponding instructions for completing each section beginning on page
[ -- ] of this booklet.

        Complete, sign and date the Election Form/Letter of Transmittal and mail it to the exchange agent, The Bank of New York, in the enclosed return envelope along with your stock certificate(s) representing your shares of Interlott common stock. By signing the Election Form/Letter of Transmittal, you agree to surrender your stock certificate(s) in exchange for cash, GTECH common stock or a mixture of cash and GTECH common stock. You also confirm that the tax identification number that has been provided on the Election Form/Letter of Transmittal is correct and that you have complied with all the requirements stated in the instructions. Please note that, if your Interlott shares are held in a joint account, signatures of both owners are required.

        Consistent with the terms of the merger agreement, the Election Form/Letter of Transmittal authorizes The Bank of New York, as the exchange agent, to take all actions necessary to accomplish the delivery of the GTECH Holdings Corporation stock certificates representing GTECH common stock and/or cash in exchange for your Interlott shares.

        YOU MUST RETURN YOUR STOCK CERTIFICATE(s) REPRESENTING YOUR SHARES OF COMMON STOCK ALONG WITH THE ELECTION FORM/LETTER OF TRANSMITTAL IN THE ENCLOSED RETURN ENVELOPE. DO NOT SIGN THE BACK OF THE STOCK CERTIFICATE(s).

4.      WHAT IF I FAIL TO MAKE A TIMELY ELECTION?

        If you do not make a timely election, your shares will be allocated between the two forms of merger consideration after allocation of those shares for which an election has been made. For example, if holders of more than 51.5% of Interlott's shares elect to receive GTECH stock, then you will receive cash. If holders of more than 48.5% of Interlott's shares elect to receive cash, you will receive stock. Under some circumstances, depending on the elections made by others, you could receive a combination of cash and stock. This would occur if neither holders of 51.5% of the Interlott common stock make a valid stock election nor holders of 48.5% of the Interlott stock make a valid cash election. For example, if holders of one-third of Interlott's outstanding common stock elect to receive cash, one-third elect to receive GTECH stock, and one-third make no valid election, then the holders making a valid election will receive the form of consideration that they chose, while holders making no election will receive a combination of cash and shares, on a pro rata basis, in amounts sufficient to assure that 51.5% of the Interlott shares are exchanged for GTECH stock and that 48.5% of the Interlott shares are exchanged for cash.

        In addition, failure to send in the Election Form/Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Promptly following the effective time of the merger, The Bank of New York will mail a letter of transmittal to any stockholder of record as of the effective time of the merger who has not returned an Election Form/Letter of Transmittal by the Election Deadline. A stockholder who has not completed and returned the Election Form/Letter of Transmittal by the Election Deadline should complete and return the letter of transmittal received after the effective time, together with his or her stock certificates, in order to receive the merger consideration.

5.      WHAT HAPPENS IF I MISS THE ELECTION DEADLINE?

        Missing the election deadline is the same as failing to make an election. Accordingly, the result is the same as described above in Question 4 and the form of merger consideration that you will receive will be determined in accordance with the terms of the merger agreement.

6.      WHEN CAN I EXPECT TO RECEIVE MY NEW STOCK CERTIFICATES AND/OR CASH?

        If the merger is approved by Interlott's stockholders, you will receive your new stock certificates and/or cash within 15 to 20 business days after the effective time of the merger, which is anticipated to be [ -- ], 2003.

7.      DO I HAVE TO SEND IN MY INTERLOTT STOCK CERTIFICATE(S)?

        Yes, whether you make the cash election, the stock election, the mixed election or indicate that you make no election, you must return your Interlott stock certificate(s) with your completed Election Form/Letter of Transmittal, unless you have completed the Affidavit of Lost, Stolen or Destroyed Certificates in Section 6 of the Election Form/Letter of Transmittal (see
Section 6 of the Instruction Booklet) or a Notice of Guaranteed Delivery (see
Section 1 of the Instruction Booklet).

8.      WHAT IF I CANNOT LOCATE MY STOCK CERTIFICATE(S)?

        If you cannot locate your stock certificate(s) or if your stock certificates have been stolen or destroyed, you (and, if applicable, the co-owner of the Interlott shares), must complete, sign and date the Affidavit of Lost, Stolen or Destroyed Certificates in Section 6 of the Election

Form/Letter of Transmittal. The affidavit must be notarized by a Notary Public. See Section 6 of the Instruction Booklet.

9.      WHAT WILL I RECEIVE IN THE MERGER?

        You have the right to elect to receive, in exchange for your shares of Interlott common stock, cash, GTECH common stock or a combination of cash for some of your Interlott shares and GTECH common stock for the remainder of your Interlott shares.

        GTECH will not issue fractional shares. Accordingly, if you have the right to receive a fraction of a share of GTECH common stock as a result of electing to receive either all stock or a combination of cash and stock, you will receive instead a cash payment in an amount equal to the product of the fractional share of GTECH common stock and the average of the closing sale prices of a share of GTECH common stock as reported by the New York Stock Exchange for the 20 trading days preceding the third business day before the special meeting of Interlott stockholders being held to vote on the merger.

        Under the terms of the merger agreement, you have the following options:

        - The "ALL CASH ELECTION." A stockholder who makes the all cash election will receive $9.00 in cash for each share of Interlott common stock owned, subject to the allocation procedures described below.

        - The "ALL STOCK ELECTION." A stockholder who makes the all stock election will receive, for every share of Interlott common stock, and subject to the allocation procedures described below, a number of GTECH Holdings Corporation common shares equal to $9.00 divided by the average closing price of GTECH common stock during the twenty consecutive trading days immediately preceding the third business day before the special meeting of Interlott stockholders.

        - The "MIXED ELECTION." A stockholder who makes the mixed election will receive (i) cash, at the rate of $9.00 per share, for a number of shares of Interlott common stock specified by such stockholder, and (ii) shares of GTECH common stock, based upon the exchange ratio to be fixed as described under "All Stock Election" above, for the remainder of such stockholder's aggregate number of shares of Interlott common stock, subject to the allocation procedures described below.

        - The "NON-ELECTION." Stockholders who fail or choose not to make an election as to whether they wish to receive all cash, all GTECH common stock, or a mixture of cash and stock, and stockholders who do not make a valid election, will be deemed to have made a "non-election." Stockholders who are deemed to have made a non-election will receive all cash, all GTECH common stock or a combination of GTECH common stock and cash determined in accordance with the terms of the merger agreement at the rates described above.

        Pursuant to the terms of the merger agreement, 48.5% of the total merger consideration for shares of Interlott common stock will be paid in cash and the remaining 51.5% will be paid in shares of GTECH common stock. Therefore, all cash and all stock elections are subject to proration to preserve these limitations on the amount of cash to be paid and the number of shares of GTECH common stock to be issued in the merger.

        As a result, you may receive a different mixture of cash and GTECH common stock than that specified in your election.

        Reduction of Shares Deposited for Stock. If, at the election deadline, GTECH determines that holders of more than 51.5% of the total number of outstanding shares of Interlott common stock have elected to receive GTECH common stock, then GTECH will deem that a certain number of shares for which a stock election was made have instead elected cash so that no more than 51.5% of the total number of Interlott shares will be exchanged for stock. GTECH will determine this number on a pro rata basis in relation to the total number of Interlott shares electing to receive GTECH common stock.

        Increase of Shares Deposited for Stock. If, at the election deadline, GTECH determines that holders of less than 51.5% of the total number of outstanding shares of Interlott common stock have elected to receive GTECH common stock, then GTECH will deem that a certain number of shares for which a stock election was not made have instead elected to receive stock so that no less than 51.5% of the total number of Interlott shares will be exchanged for GTECH common stock, in the following priority:

        - if the difference between the number of shares deposited for stock and 51.5% of the total number of Interlott shares (the "shortfall") is less than or equal to the number of Interlott shares for which a "non-election" is made, then Interlott stockholders electing to receive cash will receive cash, and Interlott stockholders holding non-election shares will receive a combination of cash and stock for their shares (on a pro rata basis in relation to the total number of non-election shares); and

        - if the shortfall exceeds the number of non-election shares, then Interlott stockholders holding such non-election shares will receive GTECH common stock for all such non-election shares, and Interlott stockholders depositing shares for cash will receive GTECH common stock instead of cash for a number of their Interlott shares, so that 51.5% of the total outstanding Interlott shares are exchanged for GTECH common stock, determined on a pro rata basis in relation to the number of Interlott shares deposited for cash.

        Interlott shares held as treasury stock by Interlott, Interlott shares held by GTECH or its affiliates, and Interlott shares for which dissenters' rights are validly exercised under Delaware law will not be counted as outstanding for purposes of calculating the forms of consideration to be paid by GTECH.

        The allocation described above will be computed by the exchange agent for GTECH within three business days after the election deadline, unless the merger has not been completed, in which case the allocation will be completed three business days after completion of the merger.

10.     WILL I NECESSARILY RECEIVE THE FORM OF CONSIDERATION I ELECT TO RECEIVE?

        No. 48.5% of the total merger consideration will be paid in cash and 51.5% of the total merger consideration will be paid in the form of GTECH common stock. Accordingly, there is no assurance that you will receive the form of consideration that you elect with respect to all shares of Interlott common stock you hold, and your ability to receive the form of consideration that you elect will depend on the elections made by other Interlott stockholders. If the elections result in an oversubscription of the pool of cash or GTECH common stock, GTECH will cause the exchange agent to allocate the consideration paid to Interlott stockholders between cash and GTECH common stock following the allocation procedures that are described above.

11.     WILL I HAVE TO PAY TAXES ON THE PROCEEDS WHEN MY SHARES ARE EXCHANGED?

        The U.S. federal income tax consequences to you will depend upon whether you receive (i) solely cash, (ii) solely GTECH common stock or (iii) a combination of cash and GTECH common stock in the merger. If you receive solely GTECH common stock in the merger, you will not recognize any taxable gain for U.S. federal income tax purposes except to the extent you receive cash in lieu of fractional shares of GTECH common stock. If you receive solely cash or a combination of GTECH common stock and cash in the merger, you may recognize taxable gain, but not in excess of the amount of cash that you receive.

        THE DISCUSSION OF FEDERAL INCOME TAXES IS INCLUDED IN THIS INSTRUCTION BOOKLET FOR GENERAL INFORMATION ONLY. EACH INTERLOTT STOCKHOLDER SHOULD REFER TO THE TAX DISCUSSION IN THE PROXY STATEMENT/PROSPECTUS UNDER THE CAPTION "THE MERGER--MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" AND CONSULT WITH HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THE STOCKHOLDER RESULTING FROM THE RECEIPT OF MERGER CONSIDERATION, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

12.     HOW AND WHERE SHOULD I SEND MY SIGNED DOCUMENTS AND STOCK
CERTIFICATE(S)?

        A return envelope addressed to the exchange agent, The Bank of New York, is enclosed with this package. Please use this envelope to return your Election Form/Letter of Transmittal, your Interlott stock certificate(s), if applicable, and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: The Bank of New York, Interlott Technologies Exchange, P.O. Box 859208, Braintree, MA 02185-9208. If you are mailing stock certificate(s), we recommend that you use Registered Mail, properly insured, with return receipt requested. PLEASE DO NOT SIGN YOUR STOCK CERTIFICATES OR RETURN ANY OF THESE DOCUMENTS TO GTECH OR INTERLOTT.

        Until your Interlott stock certificate(s) are actually delivered to the exchange agent, delivery is not effected, you hold title to the certificate(s) and you bear the risk of loss.

13.     ARE THERE ANY FEES ASSOCIATED WITH THE EXCHANGE OF MY INTERLOTT SHARES?

        There are no fees associated with the exchange of your shares of Interlott common stock.

14.     HOW DO I CHANGE MY ADDRESS ON THE ELECTION FORM/LETTER OF TRANSMITTAL?

        For permanent address changes, you should cross out any incorrect address information that is printed on the Election Form/Letter of Transmittal in Section 1. Clearly print your correct address in the place beside the printed information. If you want only to receive your payment at a different address from that in Section 1, you must complete the requested information in Section 5 of the Election Form/Letter of Transmittal.

15.     WHAT DO I DO IF:

        -       I want to change the name on my account?

        -       I want to have my check made payable to someone else?

        -       The owner or co-owner of the shares is deceased?

Please complete Section 4 of the Election Form/Letter of Transmittal in order to transfer the GTECH common stock or cash to someone else. You will be responsible for any taxes arising from any of those changes. For more information, refer to the instructions below for completing Section 4.

16. WHAT DO I DO IF I HOLD ANY OF MY SHARES OF INTERLOTT COMMON STOCK WITH A BROKER, BANK OR OTHER NOMINEE?

        You should contact promptly your broker, bank or other nominee and follow their instructions as to the procedure for exchanging your shares of Interlott common stock.

17.     WHAT IF I HOLD SHARES OF INTERLOTT COMMON STOCK IN MORE THAN ONE
ACCOUNT?

        If you hold shares of Interlott common stock in more than one account, you will receive a separate Election Form/Letter of Transmittal for each account in which you hold shares of Interlott common stock. You must complete, sign and date each separate Election Form/Letter of Transmittal and mail them separately to the exchange agent in the enclosed return envelope along with your stock certificate(s) representing shares of Interlott common stock held in each of your respective accounts. Likewise, if you hold shares of Interlott common stock in more than one account with more than one brokerage, bank or other nominee, you should contact promptly each of them and follow their instructions as to the procedure for exchanging your shares of Interlott common stock.

18. WHAT HAPPENS IF I HOLD SHARES OF INTERLOTT COMMON STOCK AS A NOMINEE, TRUSTEE OR OTHER REPRESENTATIVE?

        If you hold shares of Interlott common stock as a nominee, trustee or in another representative or fiduciary capacity, you may submit one or more Election Form/Letter of Transmittal covering the aggregate number of shares of Interlott common stock held by you for the beneficial owners of such securities. However, you must certify that any Election Form/Letter of Transmittal submitted covers all shares of Interlott common stock held by you for any single beneficial owner. You may submit only one Election Form/Letter of Transmittal for each separate account that you own or maintain. You may be required to provide the exchange agent with additional documents and certifications in order to satisfy the exchange agent that you hold such securities for a particular beneficial owner.

19.     CAN I CHANGE OR REVOKE MY ELECTION?

        Yes. You can change or revoke your election by giving written notice to the exchange agent at The Bank of New York, Interlott Technologies Exchange, P.O. Box 859208, Braintree, MA 02185-9208, prior to 5:00 p.m., New York City Time, on [ -- ], 2003, the Election Deadline. AFTER THIS DATE, YOU MAY NOT CHANGE OR REVOKE ANY ELECTION YOU HAVE MADE WITH RESPECT TO THE CONSIDERATION YOU WISH TO RECEIVE IN THE MERGER.

        IF YOU CHANGE OR REVOKE YOUR ELECTION, THE EXCHANGE AGENT WILL RETURN YOUR INTERLOTT STOCK CERTIFICATES TO YOU. HOWEVER, IF YOU CHANGED YOUR ELECTION AND YOU WISH TO RESUBMIT IT, YOU MUST RETURN A PROPERLY COMPLETED AND EXECUTED ELECTION FORM/LETTER OF TRANSMITTAL WITH YOUR STOCK CERTIFICATES (OR A PROPERLY COMPLETED AND EXECUTED AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY) BY THE ELECTION DEADLINE. IF YOU FAIL TO RETURN A PROPERLY COMPLETED AND EXECUTED ELECTION FORM/LETTER OF TRANSMITTAL WITH YOUR STOCK CERTIFICATES (OR A PROPERLY COMPLETED AND EXECUTED AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY) BY THE ELECTION DEADLINE, THE CONSIDERATION THAT YOU RECEIVE FROM THE MERGER WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS OF THE MERGER AGREEMENT AS IF YOU FAILED TO MAKE AN ELECTION. SEE QUESTION 4 ABOVE.

20.     HOW WILL I KNOW IF INTERLOTT'S STOCKHOLDERS HAVE APPROVED THE MERGER?

        Interlott will issue a press release after the special stockholders' meeting on [ -- ], 2003, announcing the outcome of the stockholder vote. Interlott encourages you to check its website at www.interlott.com or your local paper after the meeting.

21.     WHO DO I CALL IF I HAVE ADDITIONAL QUESTIONS?

        You may contact Interlott's chief financial officer, Dennis Blazer, at
(513) 701-7000.

        THE ENCLOSED ELECTION FORM/LETTER OF TRANSMITTAL, WHICH MUST BE ACCOMPANIED BY STOCK CERTIFICATES, AN AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES OR A NOTICE OF GUARANTEED DELIVERY, SHOULD BE RETURNED TO THE BANK OF NEW YORK IN THE ENCLOSED RETURN ENVELOPE. THE ADDRESS THAT YOU SHOULD SEND YOUR ELECTION FORM/LETTER OF TRANSMITTAL TO

WILL DEPEND ON THE METHOD OF DELIVERY THAT YOU CHOOSE. THE AVAILABLE OPTIONS AND RELEVANT ADDRESSES FOR THE BANK OF NEW YORK ARE LISTED ON THE LAST PAGE OF THIS BOOKLET.

                           INSTRUCTIONS FOR COMPLETING
                     THE ELECTION FORM/LETTER OF TRANSMITTAL
                               ------------------

        These instructions are for the accompanying Election Form/Letter of Transmittal for the registered stockholders of Interlott Technologies, Inc. All elections are subject to the merger agreement that was furnished to Interlott stockholders as part of the proxy statement/prospectus dated [ -- ], 2003.

        We cannot guarantee that you will receive the form of payment that you elect. We do intend to honor effective elections to the maximum extent possible. It is very important that you complete, sign and return the Election Form/Letter of Transmittal before 5:00 p.m., New York City time on [ -- ], 2003 (the "Election Deadline"). Please use the enclosed return envelope, addressed to The Bank of New York, to return the Election Form/Letter of Transmittal, together with all of your Interlott stock certificates. ALL STOCK CERTIFICATES MUST BE SUBMITTED WITH THE ELECTION FORM/LETTER OF TRANSMITTAL NO MATTER WHAT ELECTION YOU MAKE (UNLESS YOU HAVE PROPERLY COMPLETED AND EXECUTED THE AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES IN SECTION 6 OF THE ELECTION FORM/LETTER OF TRANSMITTAL OR A NOTICE OF GUARANTEED DELIVERY). If some of your shares are held by a broker, bank or other nominee, please consult with your broker, bank or other nominee on what to do with those shares.

SECTION 1.  ABOUT YOU AND YOUR SHARES

        Section 1 of the Election Form/Letter of Transmittal shows the number and type of shares owned by you as reflected in the records of Interlott. Your Interlott stock certificates are listed by number and denomination.

        If your Interlott stock certificate(s) is lost or has been stolen or destroyed, please refer to Section 6 below.

        Cross out any incorrect address information that is printed in this area on the Election Form/Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

        Check the box in Section 1 if your stock certificates are being delivered subsequently through the Guaranteed Delivery procedure. If you check this box, please have the enclosed Notice of Guaranteed Delivery completed by an Eligible Institution.

SECTION 2.  ELECTION OPTIONS AND REQUIRED SIGNATURES

        The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your shares of Interlott common stock. For more information, please refer to the proxy statement/prospectus dated [ -- ], 2003, previously furnished to you. REGARDLESS OF THE ELECTION OPTION YOU CHOOSE, YOUR STOCK CERTIFICATES, AN AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES OR A NOTICE OF GUARANTEED DELIVERY MUST BE RETURNED WITH THE ELECTION FORM/LETTER OF TRANSMITTAL FOR YOUR ELECTION TO BE VALID.

        Any disputes regarding your election or the elections made by other Interlott stockholders will be resolved by the exchange agent, and its decision will be final for all parties concerned. The exchange agent has the absolute right to reject any and all Election Forms/Letters of Transmittal that it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the exchange agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the election deadline.

        ELECTION OPTIONS:

        Select ONE of the following options:

        1.  THE ALL CASH ELECTION.

        2.  THE ALL STOCK ELECTION.

        3.  THE MIXED ELECTION.

        4.  MAKE NO ELECTION.

        If you make a Mixed Election, you must specify how many Interlott shares you elect to exchange for cash and how many Interlott shares you wish to exchange for GTECH common stock.

        Please note that if you have the right to receive a fraction of a share of GTECH common stock, you will not receive a fractional share of GTECH common stock. Instead, you will receive cash in lieu of a fractional share of GTECH common stock.

        REQUIRED SIGNATURES:

        ALL INDIVIDUALS LISTED ON THE ACCOUNT MUST SIGN THE ELECTION FORM/LETTER OF TRANSMITTAL IN ORDER FOR IT TO BE VALID. Please be sure to include your daytime telephone number.

SECTION 3.  VERIFY YOUR TAXPAYER IDENTIFICATION NUMBER

        Please verify that the Social Security Number or Employer Identification Number that we have on file for you is accurate. IF THERE IS NO SOCIAL SECURITY NUMBER OR EMPLOYER IDENTIFICATION NUMBER INDICATED OR IF THE NUMBER IS PRECEDED BY AN "N" OR IS INCORRECT, YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED IN
SECTION 7 OF THE ELECTION FORM/LETTER OF TRANSMITTAL.

SECTION 4.  SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

        If you want your shares of GTECH common stock registered in, or your check made payable to, a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

        First, print the name(s) and address(es) of the person(s) to receive the shares of GTECH common stock in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Interlott stock certificate(s), if applicable, and your Election Form/Letter of Transmittal.

        You may be required to provide the exchange agent with additional documents and certifications to satisfy the exchange agent that you are the beneficial owner of the shares of Interlott common stock.

A.      NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER
INDIVIDUAL:

        1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

        2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 7 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

B. STOCKHOLDER WHOSE NAME IS PRINTED ON THE ELECTION FORM/LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

        1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

        2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

        3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to Section 7 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

C. THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

        1. Provide a certified (under raised seal) copy of death certificate.

        2. Survivor's signature (signature guarantee is not necessary in this case).

        3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 7 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

D. THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR AND ADDING A NAME:

        1. Provide a certified (under raised seal) copy of death certificate.

        2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

        3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 7 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

E. THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

        1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

        2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

        3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 7 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

F.      YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:

        1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of STAMP, or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

        2. Provide a copy of the first and last pages of the trust agreement.

        3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the TIN or SSN that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to Section 7 of this Instruction Booklet and the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more detailed information.

        If your circumstances differ from those listed above, or if you have any other questions, please contact Interlott's chief financial officer, Dennis Blazer, at (513) 701-7000.

SECTION 5.  SPECIAL DELIVERY INSTRUCTIONS

        Complete this area only if you want the stock certificate(s) of GTECH common stock and/or check resulting from your election to be delivered to an address other than the one printed in Section 1 of the Election Form/Letter of Transmittal.

        Note:  Your address of record will not be affected by completing this
Section 5.

SECTION 6.  AFFIDAVIT OF LOST, STOLEN OR DESTROYED CERTIFICATES

        If you have lost your Interlott stock certificate(s), or if your Interlott stock certificate(s) has been stolen or destroyed, you (and if the shares are held in a joint account, the co-owner of the shares) must complete, sign and date the affidavit contained in Section 6 of the Election Form/Letter of Transmittal. List the certificate number(s) and the total number of shares of Interlott common stock that you own. The affidavit must be signed and notarized by a Notary Public.

        YOU WILL NOT BE ISSUED NEW INTERLOTT STOCK CERTIFICATES. Rather, by making the affidavit in accordance with these instructions, you will be treated by the exchange agent as having exchanged your share certificate(s) without surrendering the certificate(s). THE AFFIDAVIT IS VALID ONLY IF SIGNED AND NOTARIZED IN ACCORDANCE WITH THESE INSTRUCTIONS. By signing the affidavit, you
(i) acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by [ -- ]; (ii) agree to indemnify [ -- ] from all liabilities, losses, damages and expenses (including attorneys' fees) that it may sustain or incur by reason or on account of assuming liability under its Indemnity Bond No. [ -- ]; and (iii) agree to surrender the certificate(s) to GTECH if, at any time, you find or otherwise recover the certificate(s).

SECTION 7.  SUBSTITUTE FORM W-9 AND W-9 CERTIFICATION

        Each Interlott stockholder (or other payee) is required to provide the exchange agent with a correct taxpayer identification number ("TIN"), generally the stockholder's Social Security or federal employer identification number, and with certain other information, on Substitute Form W-9, and to certify that the stockholder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute Form W-9 may subject you (or such other payee) to a $50 penalty imposed by the Internal Revenue Service and 30% federal income tax withholding on the payment of any cash by GTECH as part of the merger consideration. The box in Part II of the Substitute Form W-9 may be checked if you (or such other payee) have not been issued a TIN and you (or such other payee) have applied for a TIN or intend to apply for a TIN in the near future. If the box in Part II is checked and the exchange agent is not provided with a TIN by the time of payment of any cash by GTECH as part of the merger consideration, the exchange agent will withhold 30% on the payment of any cash to you until you provide a TIN to the exchange agent.

        Under federal income tax law, a stockholder whose shares are exchanged for the merger consideration is required to provide the exchange agent with such stockholder's current TIN on Substitute Form W-9 below. If such stockholder is an individual, the TIN is his or her Social

Security number. If the exchange agent is not provided with the correct TIN, the stockholder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any cash paid to such stockholder or other payee with respect to Interlott shares exchanged pursuant to the merger agreement may be subject to 30% backup withholding tax.

        Certain stockholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such stockholder must submit to the exchange agent a properly completed Internal Revenue Service Form W-8 (a "Form W-8"), signed under penalties of perjury, attesting to that individual's exempt status. If applicable, you can obtain a Form W-8 from the exchange agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

        If backup withholding applies, the exchange agent is required to withhold 30% of any cash paid to you or such other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

        To prevent backup withholding on any cash paid by GTECH to you or such other payee, you are required to notify the exchange agent of your current TIN (or the TIN of any other payee) by completing the Substitute Form W-9 in Section 7 of the Election Form/Letter of Transmittal, certifying that the TIN provided in Section 3 of the Election Form/Letter of Transmittal and on Substitute Form W-9 is correct (or that you are awaiting a TIN), and that (i) you or such other payee have not been notified by the Internal Revenue Service that you or such other payee are subject to backup withholding as a result of failure to report all interest or dividends, or (ii) you or such other payee have been notified by the Internal Revenue Service that you or such other payee are no longer subject to backup withholding.

        You are required to give the exchange agent the TIN (e.g., Social Security number or Employer Identification Number) of the record owner of the Interlott stock certificates. If the shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, for additional guidance on which number to report.

        IF YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR OR SOMEONE WHO IS ACTING ON BEHALF OF A STOCKHOLDER AND YOUR NAME IS NOT PRINTED ON THE ELECTION FORM/LETTER OF TRANSMITTAL, YOU MUST INCLUDE YOUR FULL TITLE AND SEND US PROPER EVIDENCE OF YOUR AUTHORITY TO EXCHANGE THE SHARES OF INTERLOTT COMMON STOCK.

BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE
FOLLOWING:

        a)     Verify the election you have chosen;

        b)     Sign, date and include your daytime phone number;

        c) Verify the SSN or TIN printed on the form and sign the W-9 certification; and

        d) Include your Interlott stock certificate(s), (or a completed Affidavit of Lost, Stolen or Destroyed Certificates in Section 6 of the Election Form/Letter of Transmittal or a completed Notice of Guaranteed Delivery), along with the Election Form/Letter of Transmittal in the enclosed return envelope.

                              DELIVERY INSTRUCTIONS

                              THE BANK OF NEW YORK


                                                                             BY HAND:
                                      BY OVERNIGHT COURIER:            The Bank of New York
           BY MAIL:                    The Bank of New York          Reorganization Services
      The Bank of New York            Interlott Technologies            101 Barclay Street
Interlott Technologies Exchange              Exchange               Receive and Deliver Window
        P.O. Box 859208                 161 Bay State Road                 Street Level
    Braintree, MA 02185-9208           Braintree, MA 02184              New York, NY 10286

                                       TO CONFIRM FACSIMILE
                                          TRANSMISSIONS:

 BY FACSIMILE TRANSMISSION (FOR     (For Eligible Institutions
   DELIVERY WITH A NOTICE OF                  Only)
   GUARANTEED DELIVERY ONLY):
                                     (781) 843-1833, Ext. 205
         (781) 380-3388              (For Confirmation Only)



                              FOR INFORMATION CALL:

                                  DENNIS BLAZER
                          INTERLOTT TECHNOLOGIES, INC.
                             CHIEF FINANCIAL OFFICER

                                 (513) 701-7000